VIAVI Announces CFO Resignation and Preliminary Fiscal First Quarter 2021 Results

San Jose, Calif., October 21, 2020 - (NASDAQ: VIAV) Viavi Solutions Inc. (“VIAVI”) announced today that the board of directors has accepted the resignation of Amar Maletira as VIAVI’s Chief Financial Officer (“CFO”), effective October 16, 2020. Mr. Maletira is resigning from his position to pursue a new opportunity, and his resignation is not the result of any dispute or disagreement with VIAVI on any matter relating to VIAVI’s operations, policies or practices.
Mr. Maletira plans to depart the Company on November 20, 2020 and has informed VIAVI that he is committed to an orderly transition of his duties, including entering into a consulting agreement to advise VIAVI and provide transition support as reasonably requested by VIAVI over an anticipated period of 6 months from his departure. Effective upon Mr. Maletira’s departure and until a successor has been identified, VIAVI has appointed Pam Avent, currently VIAVI’s Global Controller, to serve as its interim CFO.
“I would like to take this opportunity to thank Amar for his more than five years of service at VIAVI as CFO and EVP. I appreciate Amar’s advice and support as we have worked to improve VIAVI’s operational performance and wish him success in his future endeavors.” said Oleg Khaykin, President and Chief Executive Officer of VIAVI.  Khaykin added, “We have initiated a search for Amar’s successor.”
VIAVI will report as planned its full financial results for the fiscal first quarter 2021 on November 5, 2020 after close of market. VIAVI expects preliminary fiscal first quarter 2021 revenue to be in the range of $282 million to $284 million and non-GAAP EPS to be in the range of $0.18 to $0.19. These preliminary results reach or exceed the high end of previously announced guidance of $258 million to $282 million, and, $0.14 to $0.16, respectively.

About VIAVI Solutions
VIAVI (NASDAQ: VIAV) is a global provider of network test, monitoring and assurance solutions for communications service providers, enterprises, network equipment manufacturers, government and avionics. We help these customers harness the power of instruments, automation, intelligence and virtualization to Command the network. VIAVI is also a leader in light management solutions for 3D sensing, anti-counterfeiting, consumer electronics, industrial, automotive, and defense applications. Learn more about VIAVI at www.viavisolutions.com. Follow us on VIAVI Perspectives, LinkedIn, Twitter, YouTube and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements on identifying a new chief financial officer. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. For more information on these risks, please refer to the "Risk Factors" section included in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 24, 2020. The forward-looking statements contained in this press release are made as of the date hereof and the Company assumes no obligation to update such statements.

Use of Non-GAAP (Adjusted) Financial Measures

Non-GAAP financial measures are not in accordance with, preferable to, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share. With respect to our expectations above, the Company has not reconciled non-GAAP net income per share to GAAP net income (loss) per share in this press release because it is unable to provide a meaningful or accurate estimate of certain reconciling items and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of certain items, including certain charges related to restructuring, acquisition, integration and related charges. In addition, the Company believes such reconciliations would imply a degree of precision that may be confusing or misleading to investors. For more information regarding the Company’s use of non-GAAP (adjusted) financial measures, please see the Company’s most recent earnings press release issued on August 11, 2020 and available at https://investor.viavisolutions.com/news-and-events/news-releases/news-release-details/2020/VIAVI-Announces-Fourth-Quarter-and-Year-End-Fiscal-2020-Results/default.aspx .

Investors Contact:    Bill Ong, 408-404-4512; bill.ong@viavisolutions.com
Press Contact:    Amit Malhotra, 202-341-8624; amit.malhotra@viavisolutions.com

Source: VIAVI Financials